EXHIBIT 23.3
Consent of Independent Registered Public Accounting Firm
We hereby consent to the use in this Registration Statement on Form S-4 Amendment No. 1 of Kansas City Southern de México, S.A. de C.V. (formerly known as TFM, S.A. de C.V.) of our report dated April 16, 2005 relating to the financial statements of TFM, S.A. de C.V., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/PricewaterhouseCoopers, S.C.
PricewaterhouseCoopers, S.C.
Mexico, D.F., December 5, 2005